UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2007

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Powell Place, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 366-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of new Chairman. On November 1, 2007, the Board of Directors of Tractor Supply Company appointed James F. Wright, Chief Executive Officer of the Company, as Chairman of the Board. Mr. Wright has served as a Director since 2002 and as Chief Executive Officer since 2004, having joined the Company in 2000.

Retirement of Directors.

1. On November 1, 2007, Joseph H. Scarlett, Jr. notified the Board of Directors that he would step down from his position as non-executive Chairman of the Board effective immediately and was retiring from the Board effective November 9, 2007. Mr. Scarlett has served as a Director since 1982 and as Chairman since 1993.

2. On November 1, 2007, Joseph D. Maxwell notified the Board of Directors that he would retire from his position as a Director effective immediately. Mr. Maxwell has served as a Director since 1985 and most recently served on the Corporate Governance Committee of the Board. In connection with his retirement, the Compensation Committee of the Board of Directors accelerated the vesting of Mr. Maxwell's outstanding options to purchase 3,500 shares of the Company's common stock granted to Mr. Maxwell under the Company's 2006 Stock Incentive Plan and extended the exercise period for all outstanding options (17,000 shares) held by Mr. Maxwell for one year from the date of his retirement.

A copy of the press release, dated November 2, 2007, announcing the appointment and retirements is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

November 2, 2007	By:	Joel A. Cherry

Name: Joel A. Cherry
Title: Vice President - General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Exhibit 99.1 Press Release dated November 2, 2007.